UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Ciner Resources LP
(Exact name of registrant as specified in its charter)
Delaware    001-36062    46-2613366

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)
(Address of principal executive office)	30328 (Zip Code)

(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Ciner Resources LP

On August 1, 2017, Ciner Resources LP, a Delaware limited partnership (the “Partnership”), entered into a Credit Agreement (the “Ciner Resources Credit Agreement” or “Revolving Credit Facility”) with each of the lenders listed on the respective signature pages thereof and PNC Bank, National Association, as administrative agent, swing line lender and an L/C issuer. The Ciner Resources Credit Agreement replaces the former Credit Agreement, dated as of July 18, 2013, by and among the Partnership, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended (the “Former Ciner Resources Credit Agreement”), which was terminated on August 1, 2017 upon entry into the Ciner Resources Credit Agreement.
The Ciner Resources Credit Agreement is a $10.0 million senior secured revolving credit facility with a syndicate of lenders, which will mature on the fifth anniversary of the closing date of such credit facility. The Revolving Credit Facility provides for revolving loans to be available to fund distributions on the Partnership’s units and working capital requirements and capital expenditures, to consummate permitted acquisitions and for all other lawful partnership purposes. The Revolving Credit Facility includes a sublimit up to $5.0 million for same-day swing line advances and a sublimit up to $5.0 million for letters of credit. The Partnership’s obligations under the Revolving Credit Facility are guaranteed by each of the Partnership’s material domestic subsidiaries other than Ciner Wyoming LLC (“Ciner Wyoming”). In addition, the Partnership’s obligations under the Revolving Credit Facility are secured by a pledge of substantially all of the Partnership’s assets (subject to certain exceptions), including the membership interests held in Ciner Wyoming by the Partnership.
The Revolving Credit Facility contains various covenants and restrictive provisions that limit (subject to certain exceptions) the Partnership’s ability to (and the ability of the Partnership’s subsidiaries, including without limitation, Ciner Wyoming to):

• make distributions on or redeem or repurchase units;
• incur or guarantee additional debt;
• make certain investments and acquisitions;
• incur certain liens or permit them to exist;
• enter into certain types of transactions with affiliates;
• merge or consolidate with another company; and
• transfer, sell or otherwise dispose of assets.

The Revolving Credit Facility also requires quarterly maintenance of a consolidated leverage ratio (as defined in the Revolving Credit Facility) of not more than 3.00 to 1.00 and a consolidated interest coverage ratio (as defined in the Revolving Credit Facility) of not less than 3.00 to 1.00.

In addition, the Revolving Credit Facility contains events of default customary for transactions of this nature, including (i) failure to make payments required under the Revolving Credit Facility, (ii) events of default resulting from failure to comply with covenants and financial ratios, (iii) the occurrence of a change of control, (iv) the institution of insolvency or similar proceedings against the Partnership or its material subsidiaries and (v) the occurrence of a default under any other material indebtedness the Partnership (or any of its subsidiaries) may have, including the Ciner Wyoming Credit Facility (as defined below). Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the Revolving Credit Facility, the lenders may terminate all outstanding commitments under the Revolving Credit Facility and may declare any outstanding principal of the Revolving Credit Facility debt, together with accrued and unpaid interest, to be immediately due and payable.

Under the Revolving Credit Facility, a change of control is triggered if Ciner Resources Corporation and its wholly-owned subsidiaries, directly or indirectly, cease to own all of the equity interests, or cease to have the ability to elect a majority of the board of directors (or similar governing body) of, Ciner Wyoming Holding Co. or Ciner Resource Partners LLC (the “General Partner”) (or any entity that performs the functions of the Partnership’s general partner). In addition, a change of control would be triggered if the Partnership ceases to own at least 50.1% of the economic interests in Ciner Wyoming or ceases to have the ability to elect a majority of the members of Ciner Wyoming’s board of managers.
Loans under the Revolving Credit Facility bear interest at our option at either:

•
a Base Rate, which equals the highest of (i) the federal funds rate in effect on such day plus 0.50%, (ii) the administrative agent’s prime rate in effect on such day or (iii) one-month LIBOR plus 1.0%, in each case, plus an applicable margin; or

•	a LIBOR Rate plus an applicable margin.

The unused portion of the Revolving Credit Facility is subject to an unused line fee ranging from 0.225% to 0.300% based on our then current consolidated leverage ratio.

Ciner Wyoming LLC
In addition, on August 1, 2017, Ciner Wyoming, entered into a Credit Agreement (the “Ciner Wyoming Credit Agreement” or “Ciner Wyoming Credit Facility”) with each of the lenders listed on the respective signature pages thereof and PNC Bank, National Association, as administrative agent, swing line lender and an L/C issuer. The Ciner Wyoming Credit Agreement replaces the former Credit Agreement, dated as of July 18, 2013, by and among Ciner Wyoming, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended (the “Former Ciner Wyoming Credit Agreement” and, together with the Former Ciner Resources Credit Agreement, collectively, the “Former Credit Agreements”), which was terminated on August 1, 2017 upon entry into the Ciner Wyoming Credit Agreement.
The Ciner Wyoming Credit Agreement is a $225.0 million senior unsecured revolving credit facility with a syndicate of lenders, which will mature on the fifth anniversary of the closing date of such credit facility. The Ciner Wyoming Credit Facility provides for revolving loans to fund working capital requirements, capital expenditures, to consummate permitted acquisitions and for all other lawful partnership purposes. The Ciner Wyoming Credit Facility has an accordion feature that allows Ciner Wyoming to increase the available revolving borrowings under the facility by up to an additional $75.0 million, subject to Ciner Wyoming receiving increased commitments from existing lenders or new commitments from new lenders and the satisfaction of certain other conditions. In addition, the Ciner Wyoming Credit Facility includes a sublimit up to $20.0 million for same-day swing line advances and a sublimit up to $40.0 million for letters of credit. Ciner Wyoming’s obligations under the Ciner Wyoming Credit Facility are unsecured.

The Ciner Wyoming Credit Facility contains various covenants and restrictive provisions that limit (subject to certain exceptions) Ciner Wyoming’s ability to:

•	make distributions on or redeem or repurchase units;

•	incur or guarantee additional debt;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates of Ciner Wyoming;

•	merge or consolidate with another company; and

•	transfer, sell or otherwise dispose of assets.

The Ciner Wyoming Credit Facility also requires quarterly maintenance of a consolidated leverage ratio (as defined in the Ciner Wyoming Credit Facility) of not more than 3.00 to 1.00 and a consolidated interest coverage ratio (as defined in the Ciner Wyoming Credit Facility) of not less than 3.00 to 1.00.

The Ciner Wyoming Credit Facility contains events of default customary for transactions of this nature, including (i) failure to make payments required under the Ciner Wyoming Credit Facility, (ii) events of default resulting from failure to comply with covenants and financial ratios in the Ciner Wyoming Credit Facility, (iii) the occurrence of a change of control, (iv) the institution of insolvency or similar proceedings against Ciner Wyoming and (v) the occurrence of a default under any other material indebtedness Ciner Wyoming may have. Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the Ciner Wyoming Credit Facility, the lenders may terminate all outstanding commitments under the Ciner Wyoming Credit Facility and may declare any outstanding principal of the Ciner Wyoming Credit Facility debt, together with accrued and unpaid interest, to be immediately due and payable.

Under the Ciner Wyoming Credit Facility, a change of control is triggered if Ciner Resources Corporation and its wholly-owned subsidiaries, directly or indirectly, cease to own all of the equity interests, or cease to have the ability to elect a majority of the board of directors (or similar governing body) of the General Partner (or any entity that performs the functions of the Partnership’s general partner). In addition, a change of control would be triggered if the Partnership ceases to own at least 50.1% of the economic interests in Ciner Wyoming or cease to have the ability to elect a majority of the members of Ciner Wyoming’s board of managers.

Loans under the Ciner Wyoming Credit Facility bear interest at Ciner Wyoming’s option at either:

•
a Base Rate, which equals the highest of (i) the federal funds rate in effect on such day plus 0.50%, (ii) the administrative agent’s prime rate in effect on such day or (iii) one-month LIBOR plus 1.0%, in each case, plus an applicable margin; or

•	a LIBOR Rate plus an applicable margin.

The unused portion of the Ciner Wyoming Credit Facility is subject to an unused line fee ranging from 0.225% to 0.300% per annum based on Ciner Wyoming’s then current consolidated leverage ratio.

Item 1.02 Termination of a Material Definitive Agreement

The information regarding the termination of the Former Credit Agreements on August 1, 2017set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Ciner Resources Credit Agreement, dated as of August 1, 2017, among Ciner Resources LP, as borrower, PNC Bank, National Association, as administrative agent, swing line lender and an l/c issuer, and the other lenders party thereto.

10.2
Ciner Wyoming Credit Agreement, dated as of August 1, 2017, among Ciner Wyoming LLC, as borrower, PNC Bank, National Association, as administrative agent, swing line lender and an l/c issuer, and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/Nicole C. Daniel
	Name:	Nicole C. Daniel
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Ciner Resources Credit Agreement, dated as of August 1, 2017, among Ciner Resources LP, as borrower, PNC Bank, National Association, as administrative agent, swing line lender and an l/c issuer, and the other lenders party thereto.

10.2
Ciner Wyoming Credit Agreement, dated as of August 1, 2017, among Ciner Wyoming LLC, as borrower, PNC Bank, National Association, as administrative agent, swing line lender and an l/c issuer, and the other lenders party thereto.